                                                                    EXHIBIT 4.93
================================================================================




                      NINETY-SECOND SUPPLEMENTAL INDENTURE





                               ------------------





                       SOUTHERN CALIFORNIA EDISON COMPANY



                                       TO



                         HARRIS TRUST AND SAVINGS BANK



                                      AND



                                  R. G. MASON,


                                    TRUSTEES





                               ------------------





                            DATED AS OF JUNE 1, 1993





================================================================================

                 This Ninety-Second Supplemental Indenture, dated as of the 1st day of June, 1993, by and between Southern California Edison Company (between 1930 and 1947 named "Southern California Edison Company Ltd."), a corporation duly organized and existing under and by virtue of the laws of the State of California and having its principal office and mailing address at 2244 Walnut Grove Avenue, in the City of Rosemead, County of Los Angeles, State of California 91770, and qualified to do business in the States of Arizona, New Mexico, Nevada and Utah (hereinafter sometimes termed the "Company"), and Harris Trust and Savings Bank, a corporation duly organized and existing under and by virtue of the laws of the State of Illinois and having its principal office and mailing address at 111 West Monroe Street, in the City of Chicago, State of Illinois 60603 (successor by merger to an Illinois corporation of the same name), and R. G. Mason of 111 West Monroe Street, in the City of Chicago, State of Illinois 60603 (successor Trustee to Wells Fargo Bank, National Association which was successor trustee to Security Pacific National Bank, formerly named Security First National Bank and Security-First National Bank of Los Angeles, successor, by consolidation and merger, to Pacific-Southwest Trust & Savings Bank), as Trustees (hereinafter sometimes termed the "Trustees");

                 WITNESSETH:

                 WHEREAS, the Company heretofore executed and delivered to said Harris Trust and Savings Bank and said Pacific-Southwest Trust & Savings Bank, a corporation organized under the laws of the State of California, trustees, a certain Indenture of Mortgage or Deed of Trust dated as of October 1, 1923, which said indenture was duly filed for record and recorded in the offices of the respective recorders of the following counties: in the State of California
- -- Fresno County, Volume 397 of Official Records, page 1; Imperial County, Book 1174 of Official Records, page 966; Inyo County, Volume 154 of Official
Records, page 417; Kern County, Book 379 of Trust Deeds, page 196; Kings
County, Volume 84 of Deeds, page 1; Los Angeles County, Book 2963 of Official Records, page 1; Madera County, Volume 9 of Official Records, page 63; Merced County, Volume 363 of Official Records, page 1; Modoc County, Volume 230 of Official Records, page 119 et seq.; Mono County, Volume 64 of Official Records, page 29; Orange County, Book 496 of Deeds, page 1; Riverside County, Book 594 of Deeds, page 252; San Bernardino County, Book 825 of Deeds, page 1; San Diego County, Series 5 Book 1964, page 84061; Santa Barbara County, Book 229 of
Deeds, page 30; Stanislaus County, Volume 465 of Official Records, page 370; Tulare County, Volume 50 of Official Records, page 1; Tuolumne County, Volume
274 of Official Records, page 568; and Ventura County, Volume 33 of Official Records, page 1; in the State of Nevada -- Clark County, Book 8 of Mortgages; Churchill County, Book 40 of Official Records, page 235; Lyon County, Book 39 of Mortgages, page 1; Mineral County, Book 13 of Official Records, page 794; Pershing County, Book 15 of Official Records, page 612; and Washoe County, Book 83 of Mortgages, page 301; in the State of Arizona -- La Paz County, Instrument No. 83-000212 of Official Records; Mohave County, Book 11 of Realty Mortgages; Maricopa County, Docket 4349 of Official Records, page 197; and Yuma County, Docket 369, page 310; and in the offices of the county clerks of the following counties in the State of New Mexico -- McKinley County, Book Mtg. 50, page 187 and filed as Document No. 10536 in the Chattel Records; and San Juan County,
Book Mtg. 630, page 13 and filed as Document No. 17838 in the Chattel Records (hereinafter referred to as the "Original Indenture"), to secure the payment of the principal of and interest on all bonds of the Company at any time outstanding thereunder, and (as to certain such filings or recordings) the principal of and interest on all Debentures of 1919 (referred to in the Original Indenture and now retired) outstanding; and

                 WHEREAS, the Company has heretofore executed and delivered to the Trustees ninety-one certain supplemental indentures, dated, respectively, as of March 1, 1927, April 25, 1935, June 24, 1935, September 1, 1935, August 15, 1939, September 1, 1940, January 15, 1948, August 15, 1948, February 15,
1951, August 15, 1951, August 15, 1953, August 15, 1954, April 15, 1956,
February 15, 1957, July 1, 1957, August 15, 1957, August 15, 1958, January 15,
1960, August 15, 1960, April 1, 1961, May 1, 1962, October 15, 1962, May 15,
1963, February 15, 1964, February 1, 1965, May 1, 1966, August 15, 1966, May 1,
1967, February 1, 1968, January 15, 1969, October 1, 1969, December 1, 1970,
September 15, 1971, August 15, 1972, February 1, 1974, July 1, 1974, November 1, 1974, March 1, 1975, March 15, 1976, July 1, 1977, November 1, 1978, June
15, 1979, September 15, 1979, October 1, 1979, April 1, 1980, November 15,
1980, May 15, 1981, August 1, 1981, December 1, 1981, January 16, 1982, April
15, 1982, November 1, 1982, November 1, 1982, January 1, 1983, May 1, 1983,
December 1, 1984, March 15, 1985, October 1, 1985, October 15, 1985, March 1, 1986, March 15, 1986, April 15, 1986, April 15, 1986, July 1, 1986, September
1, 1986, September 1, 1986, December 1, 1986, July 1, 1987, October 15, 1987,
November 1, 1987, February 15, 1988, April 15, 1988, July 1, 1988, August 15,
1988, September 15, 1988, January 15, 1989, May 1, 1990, June 15, 1990, August
15, 1990, December 1, 1990, April 1, 1991, May 1, 1991, June 1, 1991, December
1, 1991, February 1, 1992, April 1, 1992, July 1, 1992, July 15, 1992, December
1, 1992, January 15, 1993 and March 1, 1993 which modify, amend and supplement the Original Indenture, such Original Indenture, as so modified, amended and supplemented, being hereinafter referred to as the "Amended Indenture"; and

                 WHEREAS, there have been issued and are now outstanding and entitled to the benefits of the Amended Indenture, First and Refunding Mortgage Bonds as follows:

                                          Principal                              Principal
          Series            Due            Amount         Series      Due         Amount
          ------            ----         ----------       ------      ----       ---------
           DDP              1999          12,525,000        88E       1995       125,000,000
            HH              2002         125,000,000        89A       2020        17,581,000
           VVP              2012          46,760,000        90B       2021       200,000,000
           WWP              2003          42,850,000        90C       1993       100,000,000
           XXP              2003          20,000,000        90D       2022       200,000,000
           YYP              2013          44,930,000        91A       2021       104,460,000
           86A              2016         110,000,000        91B       2023       200,000,000
           86B              2018         200,000,000        91C       2024       200,000,000
           86C              2019         200,000,000        91D       2017        28,585,000
      86D, E, F and G       2008         196,000,000        92A       1995       200,000,000
           86J              2015           8,300,000        92B       1999       150,000,000
           86K              2017         125,000,000        92C       2027        30,000,000
      87A, B, C and D       2008         135,000,000        92D       1997       300,000,000
      87E, F, G and H       2008         100,000,000        92E       2004       190,000,000
           88B              1998         150,000,000        93A       2000       225,000,000
           88C              2020         100,000,000        93B       1997       200,000,000
           88D              2006          30,000,000        93C       2026       300,000,000


                       WHEREAS, the Company proposes presently to issue in fully registered form only, without coupons, $154,540,000 aggregate principal amount of a new series of the Company's First and Refunding Mortgage Bonds, said new series to be designated "Series 93D, Due 2023" the bonds of said series to be dated as of June 1, 1993, and to mature June 1, 2023, (hereinafter sometimes referred to as the "Bonds"), and the Company's authorized bonded indebtedness has been increased to provide for the issuance of said series; and

                       WHEREAS, the Company has acquired real and personal property since the execution and delivery of the Ninety- First Supplemental Indenture which, with certain exceptions, is subject to the lien of the Amended Indenture by virtue of the after-acquired property clauses and other clauses thereof, and the Company now desires in this Ninety-Second Supplemental Indenture (hereinafter sometimes referred to as the "Supplemental Indenture") expressly to convey and confirm unto the Trustees all properties, whether real, personal or mixed, now owned by the Company (with the exceptions hereinafter noted); and

                       WHEREAS, for the purpose of further safeguarding the rights and interests of the holders of bonds under the Amended Indenture, the Company desires, in addition to such conveyance, to enter into certain covenants with the Trustees; and

                       WHEREAS, the making, executing, acknowledging, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Company, and the Trustees have each duly determined to execute and accept this Supplemental Indenture;

                       NOW, THEREFORE, in order further to secure the payment of the principal of and interest on all of the bonds of the Company at any time outstanding under the Amended Indenture, as from time to time amended and supplemented, including specifically, but without limitation, the First and Refunding Mortgage Bonds, Series DDP, Series HH, Series VVP, Series WWP, Series XXP, Series YYP, Series 86A, Series 86B, Series 86C, Series 86D, Series 86E, Series 86F, Series 86G, Series 86J, Series 86K, Series 87A, Series 87B, Series 87C, Series 87D, Series 87E, Series 87F, Series 87G, Series 87H, Series 88B, Series 88C, Series 88D, Series 88E, Series 89A, Series 90B, Series 90C, Series 90D, Series 91A, Series 91B, Series 91C, Series 91D, Series 92A, Series 92B, Series 92C, Series 92D, Series 92E, Series 93A, Series 93B and Series 93C referred to above, all of said bonds having been heretofore issued and being now outstanding, and the Bonds, of the aggregate principal amount of $154,540,000 to be presently issued and outstanding; and to secure the performance and observance of each and every of the covenants and agreements in the Amended Indenture contained, and without in any way limiting (except as hereinafter specifically provided) the generality or effect of the Original Indenture or any of said Supplemental Indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture insofar as by any provision of any said indenture any of the properties hereinafter referred to are subject to the lien and operation thereof, but to such extent (except as hereinafter specifically provided) confirming such lien and operation, and for and in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees, at or upon the ensealing and delivery of these presents (the receipt whereof is hereby acknowledged), the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, aliened, released, conveyed, assigned, transferred, warranted, mortgaged and pledged, and by these presents does grant, bargain, sell, alien, release, convey, assign, transfer, warrant, mortgage and pledge unto the Trustees, their successors in trust and their assigns forever, in trust, with power of sale, all of the following:

                       All and singular the plants, properties (including goods which are or are to become fixtures), equipment and generating, transmission, feeding, storing and distributing systems, and facilities and utilities of the Company in the Counties of Fresno, Imperial, Inyo, Kern, Kings, Los Angeles, Madera, Merced, Modoc, Mono, Orange, Riverside, San Bernardino, San Diego, Santa Barbara, Stanislaus, Tulare, Tuolumne and Ventura, in the State of California, Churchill, Clark, Lyon, Mineral, Pershing and Washoe, in the
State  of Nevada, La Paz, Maricopa  and  Mohave, in the State of

Arizona, and McKinley and San Juan, in the State of New Mexico, and elsewhere either within or without said States, with all and singular the franchises, ordinances, grants, easements, rights-of-way, permits, privileges, contracts, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same or any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said Counties, or elsewhere either within or without said States;

                       Together with, to the extent permitted by law, all other properties, real, personal and mixed (including goods which are or are to become fixtures), except as herein expressly excepted, of every kind, nature and description, including those kinds and classes of property described or referred to (whether specifically or generally or otherwise) in the Original Indenture and/or in any one or more of the indentures supplemental thereto, now or hereafter owned, possessed, acquired or enjoyed by or in any manner appertaining to the Company, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, rents, issues and profits thereof; it being hereby intended and expressly agreed that all the business, franchises and properties, real, personal and mixed (except as herein expressly excepted), of every kind and nature whatsoever and wherever situated, now owned, possessed or enjoyed and which may hereafter be in anywise owned, possessed, acquired or enjoyed by the Company, shall be as fully embraced within the provisions hereof and be subject to the lien created hereby and by the Original Indenture and said supplemental indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture, as if said properties were particularly described herein;

                       Saving and excepting, however, anything contained herein or in the granting clauses of the Original Indenture, or of the above mentioned indentures supplemental thereto, or elsewhere contained in the Original Indenture or said supplemental indentures, to the contrary notwithstanding, from the property hereby or thereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it): all bills, notes, warrants, customers' service and extension deposits, accounts receivable, cash on hand or deposited in banks or with any governmental agency, contracts, choses in action, operating agreements and leases to others (as distinct from the property leased and without limiting any rights of the Trustees with respect thereto under any of the provisions of the Amended Indenture), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all office furniture and office equipment, motor vehicles and tools therefor, all materials, goods, merchandise and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any property of the Company, and all electrical energy and other materials or products produced by the Company for sale, distribution or use in the ordinary conduct of its business -- other than any of the foregoing which has been or may be specifically transferred or assigned to or pledged or deposited with the Trustees, or any of them, under the Amended Indenture, or required by the provisions of the Amended Indenture, so to be; provided, however, that if, upon the occurrence of a default under the Amended Indenture, the Trustees, or any of them, or any receiver appointed under the Amended Indenture, shall enter upon and take possession of the mortgaged and pledged property, the Trustees, or such Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property excepted by this paragraph then on hand which is used or useful in connection with the business of the Company, and collect, impound, use and administer the same to the same extent as if such property were part of the mortgaged and pledged property and had been specifically mortgaged and pledged hereunder, unless and until such default shall be remedied or waived and possession of the mortgaged and pledged property restored to the Company, its successors or assigns, and provided further, that upon the taking of such possession and until possession shall be restored as aforesaid, all such excepted property of which the Trustees, or such Trustee or such receiver shall have so taken possession, shall be and become subject to the lien hereof, subject, however, to any liens then existing on such excepted property.

                       And the Company does hereby covenant and agree with the Trustees, and the Trustees with the Company, as follows:

                                     PART I

                       The Trustees shall have and hold all and singular the properties conveyed, assigned, mortgaged and pledged hereby or by the Amended Indenture, including property hereafter as well as heretofore acquired, in trust for the equal and proportionate benefit and security of all present and future holders of the bonds and interest obligations issued and to be issued under the Amended Indenture, as from time to time amended and supplemented, without preference of any bond over any other bond by reason of priority in date of issuance, negotiation, time of maturity, or for any other cause whatsoever, except as otherwise in the Amended Indenture, as from time to time amended and supplemented, permitted, and to secure the payment of all bonds now or at any time hereafter outstanding under the Amended Indenture, as from time to time amended and supplemented, and the performance of and compliance with the covenants and conditions of the Amended Indenture, as from time to time amended and supplemented, and under and subject to the provisions and conditions and for the uses set forth in the Amended Indenture, as from time to time amended and supplemented.

                                    PART II

                       Article I to Article Twenty-One, inclusive, of the Amended Indenture are hereby incorporated by reference herein and made a part hereof as fully as though set forth at length herein.

                                    PART III

                       All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Amended Indenture, except when expressly herein otherwise defined.

                                    PART IV

                       Pursuant to Section 1 of Article Five of the Original Indenture, as amended by Part IV, Subpart C, of the Sixth Supplemental Indenture, dated as of September 1, 1940, the notice to be given with respect to the redemption of the Bonds in whole or in part, shall be limited to and shall consist of the giving by the Company or Harris Trust and Savings Bank, Trustee, of a written notice of such redemption by first class mail, postage prepaid, at least 30 days prior to the date fixed for redemption to the holder of each Bond called for redemption at the holder's last address shown on the registry books of the Company. Failure to so mail such notice to the holder of any Bond shall not affect the validity of the redemption proceedings with respect to any other Bond.

                                     PART V

                       All, but only, the duties, responsibilities, liabilities, immunities, rights, powers and indemnities against liability, of the Trustees and each of them, with respect to the trust created by the Amended Indenture, are hereby assumed by and given to the Trustees, and each of them, with respect to the trust hereby created, and are so assumed and given subject to all the terms and provisions with respect thereto as set forth in the Amended Indenture, as fully and to all intents and purposes as if the same were herein set forth at length; and this Supplemental Indenture is executed by the Trustees for the purpose of evidencing their consent to the foregoing.

                       The recitals contained herein, except the recital that the Trustees have each duly determined to execute and deliver this Supplemental Indenture, shall be taken as the statements of the Company, and the Trustees assume no responsibility for the correctness thereof. The Trustees make no representations as to the validity of this Supplemental Indenture.

                                    PART VI

                       As amended and supplemented by this Supplemental Indenture, the Amended Indenture is in all respects ratified and confirmed, and the Original Indenture and all said indentures supplemental thereto including this Supplemental Indenture, shall be read, taken and considered as one instrument, and the Company agrees to conform to and comply with all and singular the terms, provisions, covenants and conditions set forth therein and herein.

                                    PART VII

                       In case any one or more of the provisions contained in this Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Supplemental Indenture, and, to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Supplemental Indenture shall be construed as if such provision had never been contained herein.

                                   PART VIII

                       This Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original.

                       IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its Chairman of the Board, its President or one of its Vice Presidents and attested by the signature of its Secretary or one of its Assistant Secretaries, for and in its behalf; said Harris Trust and Savings Bank has caused its corporate name and seal to be hereunto affixed, and this Supplemental Indenture to be signed, by one of its Vice Presidents or Assistant Vice Presidents and attested by the signature of one of its Assistant Secretaries, and said R. G. Mason has hereunto executed this Supplemental Indenture; all as of the day and year first above written. Executed in multiple.

Southern California Edison Company


By         /s/Alan J. Fohrer
  --------------------------------
            Alan J. Fohrer
  Senior Vice President, Treasurer and
        Chief Financial Officer

                                         Attest:

                                                /s/Kenneth S. Stewart
                                      --------------------------------------
                                                 Kenneth S. Stewart
                                                     Secretary

                                         (Seal)

Harris Trust and Savings Bank, Trustee


By          /s/C. Potter
  --------------------------------
             C. Potter
      Assistant Vice President

                                         Attest:

                                                /s/D. G. Donovan
                                      --------------------------------------
                                                   D. G. Donovan
                                               Assistant Secretary

                                         (Seal)

          /s/R. G. Mason
- ----------------------------------
           R. G. Mason
             Trustee

STATE OF CALIFORNIA     }
                        }  ss.
COUNTY OF LOS ANGELES   }

                 On this 25th day of May, 1993, before me, Dorothy J. Fulco, a Notary Public, personally appeared Alan J. Fohrer and Kenneth S. Stewart, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

                 WITNESS my hand and official seal.



                                                /s/ Dorothy J. Fulco
                                           ----------------------------------
                                                  Dorothy J. Fulco
                                           Notary Public, State of California


(Seal)

My Commission expires on March 20, 1995

STATE OF ILLINOIS  }
                   }  ss.
COUNTY OF COOK     }


                 On this 26th day of May, 1993, before me personally appeared
C. Potter and D. G. Donovan, Assistant Vice President and Assistant Secretary of Harris Trust and Savings Bank, respectively, known to me to be the persons who executed the within instrument on behalf of the corporation therein named and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.




                                    /s/T. Muzquiz
                             ------------------------------
                                       T. Muzquiz
                      Notary Public, Cook County, State of Illinois



(Seal)

My Commission expires on July 12, 1993

STATE OF ILLINOIS  }
                   }  ss.
COUNTY OF COOK     }


                 On this 26th day of May, 1993, before me personally appeared
R. G. Mason, known to me to be the person who executed the within instrument, as Trustee, and acknowledged to me that he executed the within instrument as his free and voluntary act and deed, for the uses and purposes therein mentioned.



                                          /s/T. Muzquiz
                              ---------------------------------------
                                           T. Muzquiz
                          Notary Public, Cook County, State of Illinois


(Seal)

My commission expires on July 12, 1993